Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-283759, 333-262370, 333-192664, and 333-192655 on Form S-8, of our reports dated August 20, 2026, relating to the consolidated financial statements of ScanSource, Inc. and the effectiveness of ScanSource, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
August 20, 2026